UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 9, 2006 (April 4, 2006)
Date of report (Date of Earliest Event Reported)
West Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-21771 (Commission File Number)	47-0777362 (I.R.S. Employer Identification No.)
11808 Miracle Hills Drive, Omaha, Nebraska 68154
(Address of principal executive offices)
Registrant’s telephone number, including area code: (402) 963-1200
Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Consent of Independent Registered Public Accounting Firm
Unaudited Pro Forma Financial Information
Audited Consolidated Financial Statements
Unaudited Condensed Consolidated Financial Statements

Item 2.01. Completion of Acquisition or Disposition of Assets.
On April 4, 2006, West Corporation announced it had completed its acquisition of all of the outstanding shares of Intrado Inc. (“Intrado”). The acquisition was effected through a merger of a wholly owned subsidiary of West Corporation (“the merger”) with and into Intrado as the surviving entity, which resulted in the acquisition by West Corporation of all of the issued and outstanding shares of common stock of Intrado.
West Corporation filed Current Reports on Form 8-K dated February 1, 2006, April 7, 2006 and April 10, 2006, which included information about the merger. West Corporation is filing this Current Report on Form 8-K/A pursuant to Item 9.01 of Form 8-K to disclose Intrado’s audited financial statements for the fiscal year ended December 31, 2005 and the unaudited financial statements for the three months ended March 31, 2006 and March 31, 2005. Additional unaudited pro forma combined condensed financial statements are attached hereto as Exhibit 99.1, and give effect to the merger based upon West Corporation’s fiscal year-ended December 31, 2005 and the three months ended March 31, 2006.
Item 9.01 Financial Statements and Exhibits.
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Unaudited pro forma financial information.

99.2	Audited Consolidated Financial Statements of Intrado Inc. as of December 31, 2005.

99.3	Unaudited Condensed Consolidated Financial Statements of Intrado Inc. as of March 31, 2006 and for the three months ended March 31, 2006 and 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
Dated: June 9, 2006	By:	/s/ Thomas B. Barker
Thomas B. Barker
Chief Executive Officer and Director

By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Unaudited pro forma financial information

99.2	Audited Consolidated Financial Statements of Intrado Inc. as of December 31, 2005 and for the year ended December 31, 2005

99.3	Unaudited Condensed Consolidated Financial Statements of Intrado Inc. as of March 31, 2006 and for the three months ended March 31, 2006 and 2005